Exhibit 16.1

CBIZ CPAs P.C. One Montgomery Street Suite 1700 San Francisco, CA 94104 P: 415.432.6200

July 1, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Forian Inc. under Item 4.01 of its Form 8-K dated June 26, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Forian Inc. contained therein.

Very truly yours,

/s/ CBIZ CPAs P.C.

CBIZ CPAs. P.C.